Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road
Mechanicsburg, PA 17055

NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results

For Its Second Quarter Ended June 30, 2018

MECHANICSBURG, PENNSYLVANIA — August 2, 2018 — Select Medical Holdings Corporation (“Select Medical”) (NYSE: SEM) today announced results for its second quarter ended June 30, 2018.

For the second quarter ended June 30, 2018, net operating revenues increased 17.6% to $1,296.2 million, compared to $1,102.5 million for the same quarter, prior year. Income from operations increased 4.2% to $120.6 million for the second quarter ended June 30, 2018, compared to $115.7 million for the same quarter, prior year. Net income increased 18.0% to $60.6 million for the second quarter ended June 30, 2018, compared to $51.3 million for the same quarter, prior year. Net income for the second quarter ended June 30, 2018 included pre-tax non-operating gains of $6.5 million. Adjusted EBITDA increased 12.3% to $178.2 million for the second quarter ended June 30, 2018, compared to $158.7 million for the same quarter, prior year. Income per common share increased to $0.35 on a fully diluted basis for the second quarter ended June 30, 2018, compared to $0.32 for the same quarter, prior year. Adjusted income per common share was $0.31 per diluted share for the second quarter ended June 30, 2018, compared to $0.32 for the same quarter, prior year. Adjusted income per common share excludes the non-operating gains and their related tax effects for the second quarter ended June 30, 2018. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table VIII of this release. A reconciliation of income per common share to adjusted income per common share is presented in table IX of this release.

For the six months ended June 30, 2018, net operating revenues increased 16.2% to $2,549.2 million, compared to $2,194.0 million for the same period, prior year. Income from operations increased 10.5% to $229.2 million for the six months ended June 30, 2018, compared to $207.4 million for the same period, prior year. Net income increased 39.8% to $104.5 million for the six months ended June 30, 2018, compared to $74.8 million for the same period, prior year. Net income for the six months ended June 30, 2018 included a pre-tax loss on early retirement of debt of $10.3 million and pre-tax non-operating gains of $6.9 million. Net income for the six months ended June 30, 2017 included a pre-tax loss on early retirement of debt of $19.7 million. Adjusted EBITDA increased 14.7% to $341.5 million for the six months ended June 30, 2018, compared to $297.6 million for the same period, prior year. Income per common share increased to $0.60 on a fully diluted basis for the six months ended June 30, 2018, compared to $0.44 for the same period, prior year. Adjusted income per common share was $0.60 per diluted share for the six months ended June 30, 2018, compared to $0.53 for the same period, prior year. Adjusted income per common share excludes the loss on early retirement of debt, non-operating gains, and U.S. HealthWorks acquisition costs and their related tax effects for the six months ended June 30, 2018. Adjusted income per common share excludes the loss on early retirement of debt and its related tax effects for the six months ended June 30, 2017. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table VIII of this release. A reconciliation of income per common share to adjusted income per common share is presented in table IX of this release.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals (previously referred to as long term acute care hospitals), rehabilitation hospitals (previously referred to as inpatient rehabilitation facilities), outpatient rehabilitation clinics, and occupational health centers in the United States based on the number of facilities.   Our reportable segments include the critical illness recovery hospital segment, rehabilitation hospital segment, outpatient rehabilitation segment, and Concentra segment. As of June 30, 2018, Select Medical operated 98 critical illness recovery hospitals in 27 states, 26 rehabilitation hospitals in 11 states, and 1,638 outpatient rehabilitation clinics in 37 states and the District of Columbia. Select Medical’s joint venture subsidiary Concentra operated 527 occupational health centers in 41 states. Concentra also provides contract services at employer worksites and Department of Veterans Affairs community-based outpatient clinics. At June 30, 2018, Select Medical had operations in 47 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

Critical Illness Recovery Hospital Segment

For the second quarter ended June 30, 2018, net operating revenues for the critical illness recovery hospital segment (previously referred to as the long term acute care segment) increased 0.7% to $442.5 million, compared to $439.2 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $60.7 million for the second quarter ended June 30, 2018, compared to $75.0 million for the same quarter, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 13.7% for the second quarter ended June 30, 2018, compared to 17.1% for the same quarter, prior year.  Certain critical illness recovery hospital key statistics for both the second quarters ended June 30, 2018 and 2017 are presented in table VI of this release.

For the six months ended June 30, 2018, net operating revenues for the critical illness recovery hospital segment increased 2.6% to $907.1 million, compared to $884.3 million for the same period, prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $133.7 million for the six months ended June 30, 2018, compared to $147.4 million for the same period, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 14.7% for the six months ended June 30, 2018, compared to 16.7% for the same period, prior year. Certain critical illness recovery hospital key statistics for both the six months ended June 30, 2018 and 2017 are presented in table VII of this release.

Rehabilitation Hospital Segment

For the second quarter ended June 30, 2018, net operating revenues for the rehabilitation hospital segment (previously referred to as the inpatient rehabilitation segment) increased 14.8% to $173.8 million, compared to $151.4 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 21.9% to $28.2 million for the second quarter ended June 30, 2018, compared to $23.1 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 16.2% for the second quarter ended June 30, 2018, compared to 15.3% for the same quarter, prior year. The Adjusted EBITDA results for the rehabilitation hospital segment include start-up losses of approximately $2.1 million for the second quarter ended June 30, 2018, compared to approximately $1.2 million for the same quarter, prior year. Certain rehabilitation hospital key statistics for both the second quarters ended June 30, 2018 and 2017 are presented in table VI of this release.

For the six months ended June 30, 2018, net operating revenues for the rehabilitation hospital segment increased 17.7% to $348.5 million, compared to $296.2 million for the same period, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 39.3% to $55.0 million for the six months ended June 30, 2018, compared to $39.5 million for the same period, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 15.8% for the six months ended June 30, 2018, compared to 13.3% for the same period, prior year. The Adjusted EBITDA results for the rehabilitation hospital segment include start-up losses of approximately $3.0 million for the six months ended June 30, 2018, compared to approximately $3.2 million for the same period, prior year. Certain rehabilitation hospital key statistics for both the six months ended June 30, 2018 and 2017 are presented in table VII of this release.

Outpatient Rehabilitation Segment

For the second quarter ended June 30, 2018, net operating revenues for the outpatient rehabilitation segment increased 4.8% to $267.2 million, compared to $255.0 million for the same quarter, prior year. Adjusted EBITDA for the outpatient rehabilitation segment was $41.9 million for both the second quarters ended June 30, 2018 and 2017. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 15.7% for the second quarter ended June 30, 2018, compared to 16.4% for the same quarter, prior year. Certain outpatient rehabilitation key statistics for both the second quarters ended June 30, 2018 and 2017 are presented in table VI of this release.

For the six months ended June 30, 2018, net operating revenues for the outpatient rehabilitation segment increased 3.8% to $524.6 million, compared to $505.4 million for the same period, prior year. Adjusted EBITDA for the outpatient rehabilitation segment was $72.5 million for the six months ended June 30, 2018, compared to $73.3 million for the same period, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 13.8% for the six months ended June 30, 2018, compared to 14.5% for the same period, prior year. Certain outpatient rehabilitation key statistics for both the six months ended June 30, 2018 and 2017 are presented in table VII of this release.

Concentra Segment

The financial results of the Concentra segment include U.S. HealthWorks beginning February 1, 2018.

For the second quarter ended June 30, 2018, net operating revenues for the Concentra segment increased 60.7% to $412.8 million, compared to $256.9 million for the same quarter, prior year.  For the second quarter ended June 30, 2018, U.S. HealthWorks contributed net operating revenues of $139.4 million. Adjusted EBITDA for the Concentra segment increased 68.5% to $72.6 million for the second quarter ended June 30, 2018, compared to $43.1 million for the same quarter, prior year.  The Adjusted EBITDA margin for the Concentra segment was 17.6% for the second quarter ended June 30, 2018, compared to 16.8% for the same quarter, prior year. Certain Concentra key statistics for both the second quarters ended June 30, 2018 and 2017 are presented in table VI of this release.

For the six months ended June 30, 2018, net operating revenues for the Concentra segment increased 51.5% to $768.9 million, compared to $507.5 million for the same period, prior year.  For the period February 1, 2018 through June 30, 2018, U.S. HealthWorks contributed net operating revenues of $229.4 million. Adjusted EBITDA for the Concentra segment increased 52.2% to $130.4 million for the six months ended June 30, 2018, compared to $85.7 million for the same period, prior year.  The Adjusted EBITDA margin for the Concentra segment was 17.0% for the six months ended June 30, 2018, compared to 16.9% for the same period, prior year. Certain Concentra key statistics for both the six months ended June 30, 2018 and 2017 are presented in table VII of this release.

Stock Repurchase Program

Select Medical did not repurchase shares during the second quarter ended June 30, 2018 under its authorized $500.0 million stock repurchase program. The program has been extended until December 31, 2018, and will remain in effect until then, unless further extended or earlier terminated by the board of directors. Since the inception of the program through June 30, 2018, Select Medical has repurchased 35,924,128 shares at a cost of approximately $314.7 million, or $8.76 per share, which includes transaction costs.

Business Outlook

Select Medical reaffirms its 2018 business outlook, most recently provided in its May 3, 2018 first quarter earnings press release, for net operating revenues, Adjusted EBITDA, and adjusted income per common share. Select Medical continues to expect consolidated net operating revenues for the full year 2018 to be in the range of $5.0 billion to $5.2 billion. Select Medical continues to expect Adjusted EBITDA for the full year 2018 to be in the range of $630.0 million to $660.0 million. Select Medical is adjusting its 2018 business outlook for fully diluted income per common share to include the second quarter 2018 non-operating gains and its related tax effects. Select Medical now expects fully diluted income per common share for the full year 2018 to be in the range of $0.97 to $1.12. Select Medical also continues to expect adjusted income per common share to be in the range of $0.97 to $1.12. Adjusted income per common share excludes the loss on early retirement of debt, U.S. HealthWorks acquisition costs, and non-operating gain (loss) and their related tax effects.

Conference Call

Select Medical will host a conference call regarding its second quarter results, as well as its business outlook, on Friday, August 3, 2018, at 9:00am ET. The domestic dial in number for the call is 1-866-440-2669. The international dial in number is 1-409-220-9844. The conference ID for the call is 9372416. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website www.selectmedicalholdings.com.

For those unable to participate in the conference call, a replay will be available until 11:59pm ET, August 10, 2018. The replay number is 1-855-859-2056 (domestic) or 1-404-537-3406 (international). The passcode for the replay will be 9372416. The replay can also be accessed at Select Medical Holdings Corporation’s website, www.selectmedicalholdings.com.

*   *   *   *   *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•                         changes in government reimbursement for our services and/or new payment policies (including, for example, the expiration of the moratorium limiting the full application of the 25 Percent Rule that would reduce our Medicare payments for those patients admitted to a Medicare-certified long term care hospital from a referring hospital in excess of an applicable percentage admissions threshold) may result in a reduction in net operating revenues, an increase in costs, and a reduction in profitability;

•                     the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our net operating revenues and profitability to decline;

•                     the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•                     a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•                     acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•                     our plans and expectations related to the acquisition of U.S. HealthWorks by Concentra and our ability to realize anticipated synergies;

•                     private third-party payors for our services may adopt payment policies that could limit our future net operating revenues and profitability;

•                     the failure to maintain established relationships with the physicians in the areas we serve could reduce our net operating revenues and profitability;

•                     shortages in qualified nurses, therapists, physicians, or other licensed providers could increase our operating costs significantly or limit our ability to staff our facilities;

•                     competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•                  the loss of key members of our management team could significantly disrupt our operations;

•                  the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•                  a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•                    other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the quarterly reports on Form 10-Q and of the annual report on Form 10-K for the year ended December 31, 2017.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I.  Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2017 and 2018

(In thousands, except per share amounts, unaudited)

	2017(1)	2018	% Change
Net operating revenues	$1,102,465	$1,296,210	17.6%

Costs and expenses:
Cost of services	920,194	1,094,731	19.0
General and administrative	28,275	29,194	3.3
Depreciation and amortization	38,333	51,724	34.9

Income from operations	115,663	120,561	4.2

Equity in earnings of unconsolidated subsidiaries	5,666	4,785	(15.5)
Non-operating gain	—	6,478	N/M
Interest expense	(37,655)	(50,159)	33.2

Income before income taxes	83,674	81,665	(2.4)

Income tax expense	32,374	21,106	(34.8)

Net income	51,300	60,559	18.0

Less: Net income attributable to non-controlling interests	9,245	14,048	52.0

Net income attributable to Select Medical	$42,055	$46,511	10.6%

Weighted average shares outstanding(2):
Basic	128,624	129,830
Diluted	128,777	129,924

Income per common share(2):
Basic	$0.32	$0.35
Diluted	$0.32	$0.35

(1)                                 The financial results for the second quarter ended June 30, 2017 were retrospectively conformed to reflect the adoption of Topic 606, Revenue from Contracts with Customers.

(2)                                 Under the two-class method for calculating income per common share, unvested restricted stock is a separate, participating class. Income per common share and weighted average common shares outstanding exclude amounts attributed to the unvested restricted class of stockholders. Net income allocated to the unvested restricted stockholders was $1.5 million and $1.3 million for the three months ended June 30, 2018 and 2017, respectively.  Unvested restricted weighted average shares were 4,379 thousand and 4,235 thousand for the three months ended June 30, 2018 and 2017, respectively.

N/M —  Not Meaningful

II.  Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2017 and 2018

(In thousands, except per share amounts, unaudited)

	2017(1)	2018	% Change
Net operating revenues	$2,193,982	$2,549,174	16.2%

Costs and expenses:
Cost of services	1,849,332	2,160,544	16.8
General and administrative	56,350	60,976	8.2
Depreciation and amortization	80,872	98,495	21.8

Income from operations	207,428	229,159	10.5

Loss on early retirement of debt	(19,719)	(10,255)	N/M
Equity in earnings of unconsolidated subsidiaries	11,187	9,482	(15.2)
Non-operating gain (loss)	(49)	6,877	N/M
Interest expense	(78,508)	(97,322)	24.0

Income before income taxes	120,339	137,941	14.6

Income tax expense	45,576	33,400	(26.7)

Net income	74,763	104,541	39.8

Less: Net income attributable to non-controlling interests	16,838	24,291	44.3

Net income attributable to Select Medical	$57,925	$80,250	38.5%

Weighted average shares outstanding(2):
Basic	128,544	129,761
Diluted	128,703	129,871

Income per common share(2):
Basic	$0.44	$0.60
Diluted	$0.44	$0.60

(1)                                 The financial results for the six months ended June 30, 2017 were retrospectively conformed to reflect the adoption of Topic 606, Revenue from Contracts with Customers.

(2)                                 Under the two-class method for calculating income per common share, unvested restricted stock is a separate, participating class. Income per common share and weighted average common shares outstanding exclude amounts attributed to the unvested restricted class of stockholders. Net income allocated to the unvested restricted stockholders was $2.6 million and $1.8 million for the six months ended June 30, 2018 and 2017, respectively.  Unvested restricted weighted average shares were 4,397 thousand and 4,238 thousand for the six months ended June 30, 2018 and 2017, respectively.

N/M —  Not Meaningful

III.  Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2017	June 30, 2018
Assets

Cash	$122,549	$141,029

Accounts receivable	691,732	775,610

Other current assets	106,545	102,703

Total Current Assets	920,826	1,019,342

Property and equipment, net	912,591	965,844

Goodwill	2,782,812	3,314,606

Identifiable intangible assets, net	326,519	451,932

Other assets	184,418	213,076

Total Assets	$5,127,166	$5,964,800

Liabilities and Equity

Payables and accruals	$583,216	$602,832

Current portion of long-term debt and notes payable	22,187	24,479

Total Current Liabilities	605,403	627,311

Long-term debt, net of current portion	2,677,715	3,386,209

Non-current deferred tax liability	124,917	150,694

Other non-current liabilities	145,709	172,427

Total Liabilities	3,553,744	4,336,641

Redeemable non-controlling interests	640,818	616,232

Total equity	932,604	1,011,927

Total Liabilities and Equity	$5,127,166	$5,964,800

IV.  Condensed Consolidated Statements of Cash Flows

For the Three Months Ended June 30, 2017 and 2018

(In thousands, unaudited)

	2017	2018
Operating activities
Net income	$51,300	$60,559
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	6,022	6,466
Depreciation and amortization	38,333	51,724
Provision for bad debts	(36)	17
Equity in earnings of unconsolidated subsidiaries	(5,666)	(4,785)
Loss on extinguishment of debt	—	72
Gain on sale of assets and businesses	(4,914)	(6,467)
Stock compensation expense	4,684	5,984
Amortization of debt discount, premium and issuance costs	2,552	3,350
Deferred income taxes	1,951	(1,769)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(22,680)	40,037
Other current assets	2,064	5,934
Other assets	4,669	(9,949)
Accounts payable and accrued expenses	13,943	14,278
Income taxes	3,979	772
Net cash provided by operating activities	96,201	166,223
Investing activities
Business combinations, net of cash acquired	(8,942)	(2,345)
Purchases of property and equipment	(54,649)	(42,031)
Investment in businesses	(9,374)	(1,537)
Proceeds from sale of assets and businesses	15,040	5,981
Net cash used in investing activities	(57,925)	(39,932)
Financing activities
Borrowings on revolving facilities	100,000	100,000
Payments on revolving facilities	(135,000)	(195,000)
Payments on term loans	(2,875)	(2,875)
Debt issuance costs	(840)	—
Borrowings of other debt	2,873	8,328
Principal payments on other debt	(5,162)	(5,612)
Repurchase of common stock	(444)	(767)
Proceeds from exercise of stock options	346	882
Increase in overdrafts	11,834	1,745
Proceeds from issuance of non-controlling interests	1,459	2,926
Distributions to non-controlling interests	(1,879)	(14,572)
Net cash used in financing activities	(29,688)	(104,945)
Net increase in cash and cash equivalents	8,588	21,346
Cash and cash equivalents at beginning of period	65,211	119,683
Cash and cash equivalents at end of period	$73,799	$141,029
Supplemental Information
Cash paid for interest	$38,085	$62,105
Cash paid for taxes	$26,419	$22,104

V.  Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2017 and 2018

(In thousands, unaudited)

	2017	2018
Operating activities
Net income	$74,763	$104,541
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	10,933	7,830
Depreciation and amortization	80,872	98,495
Provision for bad debts	745	102
Equity in earnings of unconsolidated subsidiaries	(11,187)	(9,482)
Loss on extinguishment of debt	6,527	484
Gain on sale of assets and businesses	(9,523)	(6,980)
Stock compensation expense	9,270	10,911
Amortization of debt discount, premium and issuance costs	5,974	6,486
Deferred income taxes	(1,474)	(1,691)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(140,949)	(5,774)
Other current assets	(5,557)	(3,011)
Other assets	4,621	6,684
Accounts payable and accrued expenses	(4,074)	(4,255)
Income taxes	19,399	12,610
Net cash provided by operating activities	40,340	216,950
Investing activities
Business combinations, net of cash acquired	(18,508)	(517,704)
Purchases of property and equipment	(105,302)	(81,648)
Investment in businesses	(9,874)	(3,291)
Proceeds from sale of assets and businesses	34,552	6,672
Net cash used in investing activities	(99,132)	(595,971)
Financing activities
Borrowings on revolving facilities	630,000	265,000
Payments on revolving facilities	(550,000)	(345,000)
Proceeds from term loans	1,139,487	779,904
Payments on term loans	(1,173,692)	(5,750)
Debt issuance costs	(4,392)	(1,333)
Borrowings of other debt	9,444	19,928
Principal payments on other debt	(10,437)	(11,521)
Repurchase of common stock	(600)	(889)
Proceeds from exercise of stock options	963	1,620
Decrease in overdrafts	(5,228)	(6,171)
Proceeds from issuance of non-controlling interests	3,553	2,926
Distributions to non-controlling interests	(5,536)	(301,213)
Net cash provided by financing activities	33,562	397,501
Net increase (decrease) in cash and cash equivalents	(25,230)	18,480
Cash and cash equivalents at beginning of period	99,029	122,549
Cash and cash equivalents at end of period	$73,799	$141,029
Supplemental Information
Cash paid for interest	$76,650	$97,338
Cash paid for taxes	$27,626	$22,480
Non-cash equity exchange for acquisition of U.S. HealthWorks	$—	$238,000

VI.  Key Statistics

For the Three Months Ended June 30, 2017 and 2018

(unaudited)

	2017(f)	2018	% Change
Critical Illness Recovery Hospital(a)
Number of hospitals — end of period(b)	102	98
Net operating revenues (,000)	$439,194	$442,452	0.7%
Number of patient days(c)	251,302	256,132	1.9%
Number of admissions(c)	8,901	9,121	2.5%
Net revenue per patient day(c)(d)	$1,733	$1,710	(1.3)%
Adjusted EBITDA (,000)	$75,043	$60,725	(19.1)%
Adjusted EBITDA margin	17.1%	13.7%
Rehabilitation Hospital(a)
Number of hospitals — end of period(b)	21	26
Net operating revenues (,000)	$151,378	$173,769	14.8%
Number of patient days(c)	65,582	77,415	18.0%
Number of admissions(c)	4,570	5,455	19.4%
Net revenue per patient day(c)(d)	$1,569	$1,608	2.5%
Adjusted EBITDA (,000)	$23,129	$28,195	21.9%
Adjusted EBITDA margin	15.3%	16.2%
Outpatient Rehabilitation
Number of clinics — end of period(b)	1,608	1,638
Net operating revenues (,000)	$254,984	$267,183	4.8%
Number of visits(c)	2,106,760	2,144,655	1.8%
Revenue per visit(c)(e)	$101	$103	2.0%
Adjusted EBITDA (,000)	$41,926	$41,947	0.1%
Adjusted EBITDA margin	16.4%	15.7%
Concentra
Number of centers — end of period(b)	315	527
Net operating revenues (,000)	$256,887	$412,823	60.7%
Number of visits(c)	1,982,255	3,024,121	52.6%
Revenue per visit(c)(e)	$114	$125	9.6%
Adjusted EBITDA (,000)	$43,061	$72,568	68.5%
Adjusted EBITDA margin	16.8%	17.6%

(a)                                 The critical illness recovery hospital segment was previously referred to as the long term acute care segment. The rehabilitation hospital segment was previously referred to as the inpatient rehabilitation segment.

(b)                                 Includes managed locations.

(c)                                  Excludes managed locations. For purposes of our Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(d)                                 Net revenue per patient day is calculated by dividing direct patient service revenues by the total number of patient days.

(e)                                  Net revenue per visit is calculated by dividing direct patient service revenue by the total number of visits.  For purposes of this computation for our outpatient rehabilitation segment, direct patient service revenue does not include managed clinics. For purposes of this computation for our Concentra segment, direct patient service revenue does not include onsite clinics and community-based outpatient clinics.

(f)                                   The financial results for the second quarter ended June 30, 2017 have been recast to conform to the current segment reporting structure and to reflect the adoption of Topic 606, Revenue from Contracts with Customers.

VII.  Key Statistics

For the Six Months Ended June 30, 2017 and 2018

(unaudited)

	2017(f)	2018	% Change
Critical Illness Recovery Hospital(a)
Number of hospitals — end of period(b)	102	98
Net operating revenues (,000)	$884,317	$907,128	2.6%
Number of patient days(c)	506,399	521,972	3.1%
Number of admissions(c)	18,210	18,954	4.1%
Net revenue per patient day(c)(d)	$1,732	$1,721	(0.6)%
Adjusted EBITDA (,000)	$147,380	$133,697	(9.3)%
Adjusted EBITDA margin	16.7%	14.7%
Rehabilitation Hospital(a)
Number of hospitals — end of period(b)	21	26
Net operating revenues (,000)	$296,203	$348,543	17.7%
Number of patient days(c)	127,850	154,305	20.7%
Number of admissions(c)	8,946	10,849	21.3%
Net revenue per patient day(c)(d)	$1,544	$1,615	4.6%
Adjusted EBITDA (,000)	$39,457	$54,971	39.3%
Adjusted EBITDA margin	13.3%	15.8%
Outpatient Rehabilitation
Number of clinics — end of period(b)	1,608	1,638
Net operating revenues (,000)	$505,355	$524,564	3.8%
Number of visits(c)	4,182,550	4,212,120	0.7%
Revenue per visit(c)(e)	$100	$103	3.0%
Adjusted EBITDA (,000)	$73,277	$72,472	(1.1)%
Adjusted EBITDA margin	14.5%	13.8%
Concentra
Number of centers — end of period(b)	315	527
Net operating revenues (,000)	$507,476	$768,939	51.5%
Number of visits(c)	3,869,070	5,620,180	45.3%
Revenue per visit(c)(e)	$115	$125	8.7%
Adjusted EBITDA (,000)	$85,653	$130,365	52.2%
Adjusted EBITDA margin	16.9%	17.0%

(a)                                 The critical illness recovery hospital segment was previously referred to as the long term acute care segment. The rehabilitation hospital segment was previously referred to as the inpatient rehabilitation segment.

(b)                                 Includes managed locations.

(c)                                  Excludes managed locations. For purposes of our Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(d)                                 Net revenue per patient day is calculated by dividing direct patient service revenues by the total number of patient days.

(e)                                  Net revenue per visit is calculated by dividing direct patient service revenue by the total number of visits.  For purposes of this computation for our outpatient rehabilitation segment, direct patient service revenue does not include managed clinics. For purposes of this computation for our Concentra segment, direct patient service revenue does not include onsite clinics and community-based outpatient clinics.

(f)                                   The financial results for the six months ended June 30, 2017 have been recast to conform to the current segment reporting structure and to reflect the adoption of Topic 606, Revenue from Contracts with Customers.

VIII. Net Income to Adjusted EBITDA Reconciliation

For the Three and Six Months Ended June 30, 2017 and 2018

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used to evaluate financial performance and determine resource allocation for each of Select Medical’s operating segments. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, acquisition costs associated with U.S. HealthWorks, non-operating gain (loss), and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Net income	$51,300	$60,559	$74,763	$104,541
Income tax expense	32,374	21,106	45,576	33,400
Interest expense	37,655	50,159	78,508	97,322
Non-operating loss (gain)	—	(6,478)	49	(6,877)
Equity in earnings of unconsolidated subsidiaries	(5,666)	(4,785)	(11,187)	(9,482)
Loss on early retirement of debt	—	—	19,719	10,255
Income from operations	115,663	120,561	207,428	229,159
Stock compensation expense:
Included in general and administrative	3,775	4,047	7,524	8,037
Included in cost of services	909	1,937	1,746	2,874
Depreciation and amortization	38,333	51,724	80,872	98,495
U.S. HealthWorks acquisition costs	—	(41)	—	2,895
Adjusted EBITDA	$158,680	$178,228	$297,570	$341,460

Critical illness recovery hospital(a)	$75,043	$60,725	$147,380	$133,697
Rehabilitation hospital(a)	23,129	28,195	39,457	54,971
Outpatient rehabilitation	41,926	41,947	73,277	72,472
Concentra	43,061	72,568	85,653	130,365
Other(b)	(24,479)	(25,207)	(48,197)	(50,045)
Adjusted EBITDA	$158,680	$178,228	$297,570	$341,460

(a)                                 The critical illness recovery hospital segment was previously referred to as the long term acute care segment. The rehabilitation hospital segment was previously referred to as the inpatient rehabilitation segment.

(b)                                 Other primarily includes general and administrative costs.

IX. Reconciliation of Income per Common Share to Adjusted Income per Common Share

For the Three and Six Months Ended June 30, 2017 and 2018

(In thousands, except per share amounts, unaudited)

Adjusted net income available to common stockholders and adjusted income per common share — diluted shares are not measures of financial performance under GAAP.  Items excluded from adjusted net income available to common stockholders and adjusted income per common share — diluted shares are significant components in understanding and assessing financial performance. Select Medical believes that the presentation of adjusted net income available to common stockholders and adjusted income per common share — diluted shares are important to investors because they are reflective of the financial performance of our ongoing operations and provide better comparability of our results of operations between periods. Adjusted net income available to common stockholders and adjusted income per common share — diluted shares should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because adjusted net income available to common stockholders and adjusted income per common share — diluted shares are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income available to common stockholders and adjusted income per common share — diluted shares as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income available to common stockholders and income per common share to adjusted net income available to common stockholders and adjusted income per common share — diluted shares for Select Medical.

	Three Months Ended June 30,
	2017	Per Share(a)	2018	Per Share(a)
Net income attributable to Select Medical	$42,055		$46,511
Earnings allocated to unvested restricted stockholders	1,341		1,517
Net income available to common stockholders	$40,714	$0.32	$44,994	$0.35

Adjustments:
Non-operating gain	—		(6,478)
U.S. HealthWorks acquisition costs(b)	—		(25)
Estimated income tax expense(c)	—		1,749
Earnings allocated to unvested restricted stockholders	—		155
Adjusted net income available to common stockholders	$40,714	$0.32	$40,395	$0.31
Adjustment for dilution		0.00		0.00
Adjusted income per common share — diluted shares		$0.32		$0.31

Weighted average common shares outstanding:
Basic		128,624		129,830
Diluted		128,777		129,924

(a)                                 Per share amounts for each period presented are basic weighted average common shares outstanding for all amounts except adjusted income per common share - diluted shares, which is based on diluted shares outstanding.

(b)                                 For the three months ended June 30, 2018, the U.S. HealthWorks acquisition costs recognized by Concentra are net of non-controlling interest.

(c)                                  Represents the estimated income tax impacts on the adjustments to net income.

	Six Months Ended June 30,
	2017	Per Share(a)	2018(b)	Per Share(a)
Net income attributable to Select Medical	$57,925		$80,250
Earnings allocated to unvested restricted stockholders	1,849		2,630
Net income available to common stockholders	$56,076	$0.44	$77,620	$0.60

Adjustments:
Loss on early retirement of debt	19,719		7,324
Non-operating loss (gain)	49		(6,877)
U.S. HealthWorks acquisition costs(c)	—		1,720
Estimated income tax benefit(d)	(7,796)		(1,623)
Earnings allocated to unvested restricted stockholders	(381)		(18)
Adjusted net income available to common stockholders	$67,667	$0.53	$78,146	$0.60
Adjustment for dilution		0.00		0.00
Adjusted income per common share — diluted shares		$0.53		$0.60

Weighted average common shares outstanding:
Basic		128,544		129,761
Diluted		128,703		129,871

(a)                                 Per share amounts for each period presented are basic weighted average common shares outstanding for all amounts except adjusted income per common share - diluted shares, which is based on diluted shares outstanding.

(b)                                 For the six months ended June 30, 2018, the loss on early retirement is comprised of losses related to both the Select credit facilities and Concentra credit facilities. The loss on early retirement of debt related to the Concentra credit facilities is net of non-controlling interest.

(c)                                  For the six months ended June 30, 2018, the U.S. HealthWorks acquisition costs recognized by Concentra are net of non-controlling interest.

(d)                                 Represents the estimated income tax impacts on the adjustments to net income.

X. Net Income to Adjusted EBITDA and Income per Common Share to Adjusted Income per Common Share Reconciliations

Business Outlook for the Year Ending December 31, 2018

(In millions, unaudited)

The following are reconciliations of full year 2018 Adjusted EBITDA and adjusted income per common share - diluted shares expectations as computed at the low and high points of the range to the closest comparable GAAP financial measure.  Refer to table VIII and table IX for a discussion of Select Medical’s use of Adjusted EBITDA and adjusted income per common share - diluted shares in evaluating financial performance. Refer to table VIII for the definition of Adjusted EBITDA. Each item presented in the below tables are estimations of full year 2018 expectations.

	Range
	Low	High
Non-GAAP Measure Reconciliation
Net income attributable to Select Medical	$130	$151
Net income attributable to non-controlling interests	41	43
Net income	171	194
Income tax expense	57	64
Interest expense	198	198
Equity in earnings of unconsolidated subsidiaries	(21)	(21)
Loss on early retirement of debt	10	10
Non-operating loss (gain)	(7)	(7)
Income from operations	408	438
Stock compensation expense	21	21
Depreciation and amortization	198	198
U.S. HealthWorks acquisition costs	3	3
Adjusted EBITDA	$630	$660

	Range
	Low	High
Non-GAAP Measure Reconciliation
Income per common share - diluted shares	$0.97	$1.12
Adjustments:
Loss on early retirement of debt	0.03	0.03
U.S. HealthWorks acquisition costs	0.01	0.01
Non-operating loss (gain)	(0.04)	(0.04)
Adjusted income per common share - diluted shares	$0.97	$1.12